COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is entered into as of July 22, 2025, by and between C2 BLOCKCHAIN, INC., a Nevada corporation (the “Company”), and COVENTRY ENTERPRISES, LLC, a Delaware limited liability company (the “Investor”). The Company and Investor may be referred to herein as each a “Party” and collectively, the “Parties”.

WHEREAS, the Parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase, from time to time, as provided herein, and the Company shall issue and sell Ten Million Dollars ($10,000,000) of the Company’s Common Stock (as defined below);

NOW, THEREFORE, the Parties hereto agree as follows:

ARTICLE I
CERTAIN DEFINITIONS

Section 1.1     DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Agreement” shall have the meaning specified in the preamble hereof.

“Average Daily Trading Value” shall mean a per share price that shall be equal to the lowest trading price of the Company’s Common Stock on the Principal Exchange during the during the ten (10) Business Days immediately preceding the respective Drawdown Notice Delivery Date multiplied by the Average Daily Trading Volume (as defined herein).

“Average Daily Trading Volume” shall mean the average trading volume of the Company’s Common Stock for the ten (10) Business Days immediately preceding the respective Drawdown Notice Date.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“Business Day” shall mean a day on which the Principal Market shall be open for business.

“Claim Notice” shall have the meaning specified in Section 8.3(a).

“Closing” shall mean one of the closings of a purchase and sale of shares of Common Stock pursuant to Section 2.2.

“Closing Date” shall mean the date on which the Drawdown Notice Shares are delivered.

“Commitment Amount” shall mean Ten Million Dollars ($10,000,000).

“Commitment Shares” shall have the meaning specified in Section 10.3.

“Commitment Period” shall mean the thirty-six (36) months immediately following the initial date of effectiveness of the S-1 Registration Statement.

“Common Stock” shall mean the Company’s common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning specified in the preamble to this Agreement.

“Custodian” means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

“Damages” shall mean any loss, claim, damage, liability, cost, and expense (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation).

“Dispute Period” shall have the meaning specified in Section 9.3(a).

Drawdown Notice” shall mean a written notice from Company, substantially in the form of Exhibit A hereto, to Investor setting forth the Drawdown Notice Shares which the Company intends to require Investor to purchase pursuant to the terms of this Agreement.

“Drawdown Notice Date” shall have the meaning specified in Section 2.2.

“Drawdown Notice Shares” shall mean all shares of Common Stock issued, or that the Company shall be entitled to issue, per applicable Drawdown Notice in accordance with the terms and conditions of this Agreement.

“Drawdown Notice Dilution Shares” shall mean that number of additional shares to be delivered to the Investor as a result of a Dilutive Issuance as more fully set forth in Section 2.3.

“DTC” shall mean The Depository Trust Company, or any successor performing substantially the same function for the Company.

"DTC Chill” shall mean a limitation of certain services available for a security on deposit at the DTC, such as the ability to make a deposit of withdrawal of a security at DTC.

“DTC/FAST Program” shall mean the DTC’s Fast Automated Securities Transfer Program.

“DWAC” shall mean Deposit and Withdrawal at Custodian service, as defined by the DTC.

“DWAC Eligible” shall mean that (a) the Common Stock is eligible at DTC for full services pursuant to DTC’s Operational Arrangements, including, without limitation, transfer through DTC’s DWAC service, (b) the Company has been approved (without revocation) by the DTC’s underwriting department, (c) the Transfer Agent is approved as an agent in the DTC/FAST Program, (d) the Drawdown Notice Shares are otherwise eligible for delivery via DWAC, and (e) the Transfer Agent does not have a policy prohibiting or limiting delivery of the Drawdown Notice Shares, as applicable, via DWAC.

“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor’s or its designee’s specified DWAC account with DTC under the DTC/FAST Program, or any similar program hereafter adopted by DTC performing substantially the same function.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Cap” shall have the meaning set forth in Section 7.1(e).

“Execution Date” shall mean the date of this Agreement.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Indemnified Party” shall have the meaning specified in Section 9.2.

“Indemnifying Party” shall have the meaning specified in Section 9.2.

“Indemnity Notice” shall have the meaning specified in Section 9.3(e).

“Investment Amount” shall mean the Drawdown Notice Shares referenced in the Drawdown Notice multiplied by the Purchase Price (as defined herein).

“Investor” shall have the meaning specified in the preamble to this Agreement.

“Lien” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right, or other restriction.

“Material Adverse Effect” shall mean any effect on the business, operations, properties, or financial condition of the Company and the Subsidiaries that is material and adverse to the Company and the Subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform its obligations under any Transaction Document.

“Person” shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Pricing Period” shall mean the period of twenty (20) Business Days immediately preceding the Drawdown Notice Date.

“Principal Market” shall mean any of the national exchanges (i.e., New York Stock Exchange, NYSE American, Nasdaq), or principal quotation systems (i.e., OTCQX® Best Market, OTCQB® Venture Market, OTCID™ Basic Market), or other principal exchange or recognized quotation system which is at the time the principal trading platform or market for the Common Stock.

“Purchase Price” shall mean the lesser of (i) eighty percent (80%) of the lowest trading price of the Common Stock during the Pricing Period or (ii) the price at which the Company issuance any shares of its Common Stock or any Common Stock Equivalents at a price less than as calculated in clause (i), above, during the thirty (30) Business Day-period preceding the delivery of the Drawdown Notice.

“Registration Statement” shall have the meaning specified in Section 6.2.

“Regulation D” shall mean Regulation D promulgated under the Securities Act.

“Rule 144” shall mean Rule 144 under the Securities Act or any similar provision then in force under the Securities Act.

“SEC” shall mean the United States Securities and Exchange Commission.

“SEC Documents” shall have the meaning specified in Section 4.4.

“Securities” means, collectively, the Drawdown Notice Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

“Third-Party Claim” shall have the meaning specified in Section 9.3(a).

“Transaction Documents” shall mean this Agreement and all schedules and exhibits hereto and thereto, including, but not limited to, the Registration Rights Agreement by and between the Parties of even date herewith, attached hereto as Exhibit B

“Transfer Agent” shall mean the current transfer agent of the Company, and any successor transfer agent of the Company.

ARTICLE II
PURCHASE AND SALE OF COMMON STOCK

Section 2.1     DRAWDOWN NOTICES. Upon the terms and conditions set forth herein (including, without limitation, the provisions of Article VII), the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Drawdown Notice (the date thereof, the “Drawdown Notice Date”) from time to time, to purchase Drawdown Notice Shares, provided that the amount of Drawdown Notice Shares shall not exceed the lesser of (i) $250,000 or (ii) 200% of the Average Daily Traded Value of the Stock during the ten (10) Business Days immediately preceding the Drawdown Notice Date, or (iii) the Beneficial Ownership Limitation set forth in Section 7.2(g). Notwithstanding the foregoing, the Company may not deliver a subsequent Drawdown Notice until (i) the expiration of the fourteen (14) Business Day-period from the delivery date of the immediately previous Drawdown Notice and (ii) the Closing of an active Drawdown Notice, except if waived by the Investor in writing.

Section 2.2     MECHANICS.

(a)	DRAWDOWN NOTICE. At any time and from time to time during the Commitment Period, except as provided in this Agreement, the Company may deliver a Drawdown Notice to Investor, subject to satisfaction of the conditions set forth in Section 7.2 and otherwise provided herein. The Company shall deliver the Drawdown Notice Shares as DWAC Shares to the Investor alongside delivery of the Drawdown Notice.
(b)	DATE OF DELIVERY OF DRAWDOWN NOTICE. A Drawdown Notice shall be deemed delivered on (i) the Business Day it is received by email by the Investor if such notice is received on or prior to 8:00 a.m. New York time or (ii) the immediately succeeding Business Day if it is received by email after 8:00 a.m. New York time on a Business Day or at any time on a day which is not a Business Day.
(c)	CLOSING. The Closing of a Drawdown Notice shall occur upon delivery of the Drawdown Notice Shares from the Company to the Investor, whereby the Investor, shall deliver the Investment Amount by wire transfer of immediately available funds to an account designated by the Company.

Section 2.3 DILUTIVE ISSUANCE. If the Company, at any time during the Pricing Period or fourteen (14) Business Days following the delivery of a Drawdown Notice, issues, sells or grants any Common Stock or Common Stock Equivalents at an effective price per share that is lower than the Purchase Price (such lower price, the “Base Drawdown Price” and such issuances, collectively, a “Dilutive Issuance”), then the Purchase Price shall be reduced, at the option of the Investor, to a price equal to the Base Drawdown Price. Such adjustment to the Purchase Price shall be effected through the issuance by the Company to the Investor of that number of additional shares (the “Drawdown Notice Dilution Shares”) equal to the difference between the number of Drawdown Notice Shares and what the number of Drawdown Notice Shares would have been if the Drawdown Notice had been made at the adjusted Base Drawdown Price. Such Drawdown Notice Dilution Shares shall be issued at the Investor’s option either: (i) at the next subsequent Drawdown Notice Date pursuant to a Drawdown Notice delivered by the Company or (ii) in the event that more than ten (10) Business Days have passed since the last Drawdown Notice Date or the relevant Dilutive Issuance, within three (3) Business Days following delivery to the Company by Investor of Investor’s invoice requesting issuance of the relevant Drawdown Notice Dilution Shares. In the event of an issuance of securities involving multiple tranches or closings, any adjustment pursuant to this Section 2.3 shall be calculated as if all such securities were issued at the initial closing. For the avoidance of doubt, each adjustment or readjustment of the Purchase Price as a result of the events described in this Section 2.3 of this Agreement shall occur without any action by the Investor. Notwithstanding the foregoing, no adjustment will be made under this Section 2.3 in respect of an Exempt Issuance. An “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or other securities to officers or directors of the Company pursuant to any stock or option or similar equity incentive plan duly adopted for such purpose and in effect as of the date of this Agreement; (b) securities issued pursuant to a merger, consolidation, acquisition or similar business combination, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; or (c) securities issued with respect to which the Investor waives its rights in writing under this Section 2.3.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF INVESTOR

The Investor represents and warrants to the Company that:

Section 3.1     INTENT. The Investor is entering into this Agreement for its own account and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any Person in violation of the Securities Act or any applicable state securities laws; provided, however, that the Investor reserves the right to dispose of the Securities at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2     NO LEGAL ADVICE FROM THE COMPANY. The Investor acknowledges that it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. The Investor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

Section 3.3     ACCREDITED INVESTOR. The Investor is an accredited investor as defined in Rule 501(a)(3) of Regulation D, and the Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.4     AUTHORITY. The Investor has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action and no further consent or authorization of the Investor is required. The Transaction Documents to which it is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and binding obligation of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 3.5     NOT AN AFFILIATE. The Investor is not an officer, director nor “affiliate” (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.6     ORGANIZATION AND STANDING. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, power of a limited partnership, limited liability company or similar power in such jurisdiction and duly authorized to enter into and to consummate the transactions contemplated by the Transaction Documents.

Section 3.7     ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby and compliance with the requirements hereof and thereof, will not (a) violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor, (b) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound, or conflict with or constitute a material default thereunder, (c) result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party, or (d) require the approval of any third party (that has not been obtained) pursuant to any material contract, instrument, agreement, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.8     DISCLOSURE; ACCESS TO INFORMATION. The Investor had an opportunity to review copies of the SEC Documents filed on behalf of the Company and has had access to all publicly available information with respect to the Company.

Section 3.9     MANNER OF SALE. At no time was the Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.10    BROKERS, FINDERS, AND FINANCIAL ADVISORS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Investor that, except as disclosed in the SEC Documents or except as set forth in the disclosure schedules hereto:

Section 4.1     ORGANIZATION OF THE COMPANY. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

Section 4.2     AUTHORITY. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents. The execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Transaction Documents have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

Section 4.3     CAPITALIZATION. The authorized capital stock of the Company consists of five hundred million shares of Common Stock, par value $0.001 per share, and 20 million shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which [268,236,005] shares of Common Stock and 0 shares of Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as disclosed in Disclosure Schedule 4(e) and as set forth in the Regulatory Disclosure Documents: (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement; and (viii) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the Regulatory Disclosure Documents but not so disclosed therein, other than those incurred in the ordinary course of the Company’s or its subsidiaries' respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished to the Investor true, correct, and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

Section 4.4     SEC DOCUMENTS; DISCLOSURE. Except as set forth on Schedule 4.4, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and other federal laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments). Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting transactions in securities of the Company.

Section 4.5     VALID ISSUANCES. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid, and non-assessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

Section 4.6     NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Drawdown Notice Shares, does not and will not: (a) result in a violation of the Company’s or any Subsidiary’s certificate or articles of incorporation, by-laws or other organizational or charter documents, (b) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, instrument or any “lock-up” or similar provision of any underwriting or similar agreement to which the Company or any Subsidiary is a party, or (c) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect) nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing. The business of the Company is not being conducted in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations that either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents (other than any SEC, FINRA, or state securities filings that may be required to be made by the Company in connection with or subsequent to any Closing or any registration statement that may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of Investor herein.

Section 4.7     NO MATERIAL ADVERSE CHANGE. No event has occurred that would have a Material Adverse Effect on the Company that has not been disclosed in the SEC filings.

Section 4.8     LITIGATION AND OTHER PROCEEDINGS. Except as disclosed in the SEC Documents or as set forth on Schedule 4.8, there are no actions, suits, investigations, inquiries, or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties, nor has the Company received any written or oral notice of any such action, suit, proceeding, inquiry, or investigation, which would have a Material Adverse Effect. No judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which would have a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

Section 4.9     REGISTRATION RIGHTS. Except as set forth on Schedule 4.9, in the Registration Rights Agreement by and between the Parties of even date herewith, attached hereto as Exhibit B, no Person (other than the Investor) has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

ARTICLE V
COVENANTS OF INVESTOR

Section 5.1     SHORT SALES AND CONFIDENTIALITY. Neither the Investor, nor any affiliate of the Investor, trading for or on behalf of the Investor as a “related party” as defined by Item 404 of Regulation SK, will execute any Short Sales (as defined by the US Securities and Exchange Commission) during the period from the date hereof to the end of the Commitment Period. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of the Drawdown Notice of such number of shares of Common Stock reasonably expected to be purchased under the Drawdown Notice shall not be deemed a Short Sale. The Investor shall, until such time as the transactions contemplated by the Transaction Documents are publicly disclosed by the Company in accordance with the terms of the Transaction Documents, maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents.

Section 5.2     COMPLIANCE WITH LAW; TRADING IN SECURITIES. The Investor’s trading activities with respect to shares of Common Stock will be in compliance with all applicable state and federal securities laws and regulations and the rules and regulations of FINRA and the Principal Market.

ARTICLE VI
COVENANTS OF THE COMPANY

Section 6.1     LISTING OF COMMON STOCK. The Company shall promptly secure the listing of all of the Drawdown Notice Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, the listing of all such Drawdown Notice Shares from time to time issuable hereunder. The Company shall use its commercially reasonable efforts to continue the listing and trading of the Common Stock on the Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of FINRA and the Principal Market.

Section 6.2     FILING OF CURRENT REPORT AND REGISTRATION STATEMENT. The Company agrees that it shall file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least two (2) Business Days prior to its filing with the SEC, and the Company shall give reasonable consideration to all such comments. The Investor shall use its commercially reasonable efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company. The Company shall also file with the SEC, within forty-five (45) Business Days from the date hereof, a new registration statement (the “Registration Statement”) covering only the resale of the Drawdown Notice Shares and any other shares as directed by Investor.

Section 6.3     USE Of PROCEEDS. Subject to the provisions of the Registration Statement, the proceeds from received by the Company from the sale and issuance to the Investor of the Drawdown Notice Shares shall be used only to finance the Company’s product prototypes, product production, working capital requirements and general corporate purposes.

ARTICLE VII
CONDITIONS TO DELIVERY OF
DRAWDOWN NOTICE AND CONDITIONS TO CLOSING

Section 7.1     CONDITIONS PRECEDENT TO THE RIGHT OF THE COMPANY TO ISSUE AND SELL DRAWDOWN NOTICE SHARES. The right of the Company to issue and sell the Drawdown Notice Shares to the Investor is subject to the satisfaction of each of the conditions set forth below:

(a)	ACCURACY OF COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing as though made at each such time.
(b)	ADVERSE CHANGES. Since the date of filing of the Company’s most recent SEC Document, no event that had or is reasonably likely to have a Material Adverse Effect has occurred.
(c)	NO KNOWLEDGE. The Company shall have no knowledge of an event it reasonably deems more likely than not to have the effect of causing the Registration Statement to be suspended or otherwise ineffective (which event is more likely than not to occur within the fifteen (15) Business Days following the Business Day on which such Drawdown Notice is deemed delivered).
(d)	PERFORMANCE BY COMPANY. Company shall have performed, satisfied, and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing.
(e)	PRINCIPAL MARKET REGULATION. The Company shall not issue any Drawdown Notice Shares, and the Investor shall not have the right to receive any Drawdown Notice Shares, if the issuance of such Drawdown Notice Shares would exceed the aggregate number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”).
(f)	NO VIOLATION OF SHAREHOLDER APPROVAL REQUIREMENT. The issuance of the Drawdown Notice Shares shall not violate the shareholder approval requirements of the Principal Market.

Section 7.2     CONDITIONS PRECEDENT TO THE OBLIGATION OF INVESTOR TO DRAWDOWN NOTICE SHARES. The obligation of the Investor hereunder to purchase Drawdown Notice Shares is subject to the satisfaction of each of the following conditions:

(a)	EFFECTIVE REGISTRATION STATEMENT. The Registration Statement, and any amendment or supplement thereto, shall remain effective for the resale by the Investor of the Drawdown Notice Shares and (i) neither the Company nor the Investor shall have received notice that the SEC has issued or intends to issue a stop order with respect to such Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of such Registration Statement, either temporarily or permanently, or intends or has threatened to do so and (ii) no other suspension of the use of, or withdrawal of the effectiveness of, such Registration Statement or related prospectus shall exist.
(b)	ACCURACY OF THE COMPANY’S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company’s shall be true and correct in all material respects as of the date of this Agreement and as of the date of each Closing (except for representations and warranties specifically made as of a particular date).
(c)	PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company.
(d)	NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or adopted by any court or governmental authority of competent jurisdiction that prohibits or directly and materially adversely affects any of the transactions contemplated by the Transaction Documents, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by the Transaction Documents.
(e)	SEC DOCUMENTS. All reports, schedules, registrations, forms, statements, information, and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act.
(f)	NO SUSPENSION OF TRADING IN OR DELISTING OF COMMON STOCK. The trading of the Common Stock shall not have been suspended by the SEC, the Principal Market or FINRA, or otherwise halted for any reason, and the Common Stock shall have been approved for listing or quotation on and shall not have been delisted from the Principal Market. In the event of a suspension, delisting, or halting for any reason, of the trading of the Common Stock, as contemplated by this Section 7.2(f), the Investor shall have the right to return to the Company any amount of Drawdown Notice Shares associated with such Drawdown Notice, and the Investment Amount with respect to such Drawdown Notice shall be reduced accordingly.
(g)	BENEFICIAL OWNERSHIP LIMITATION. The number of Drawdown Notice Shares then to be purchased by the Investor shall not exceed the number of such shares that, when aggregated with all other shares of Common Stock then owned by the Investor beneficially or deemed beneficially owned by the Investor, would result in the Investor owning more than the Beneficial Ownership Limitation (as defined below), as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. For purposes of this Section 7.2(g), in the event that the amount of Common Stock outstanding is greater on a Closing Date than on the date upon which the Drawdown Notice associated with such Closing Date is given, the amount of Common Stock outstanding on such issuance of a Drawdown Notice shall govern for purposes of determining whether the Investor, when aggregating all purchases of Common Stock made pursuant to this Agreement, would own more than the Beneficial Ownership Limitation following such Closing Date. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately prior to the issuance of shares of Common Stock issuable pursuant to a Drawdown Notice. The Investor, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 7.2(g), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the Drawdown Notice Shares. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.
(h)	PRINCIPAL MARKET REGULATION. The issuance of the Drawdown Notice Shares shall not exceed the Exchange Cap.
(i)	DEPOSITING SHARES. In the event that the investor cannot deposit the shares for any reason, for example the Stock is not “DWAC Eligible”, the price is too low or it is subject to a “DTC chill,” the Drawdown will be delayed until the shares can be deposited.

ARTICLE VIII
LEGENDS

Section 8.1     NO RESTRICTIVE STOCK LEGEND. No restrictive stock legend shall be placed on the share certificates representing the Drawdown Notice Shares.

Section 8.2     INVESTOR’S COMPLIANCE. Nothing in this Article VIII shall affect in any way the Investor’s obligations hereunder to comply with all applicable securities laws upon the sale of the Common Stock.

ARTICLE IX
NOTICES; INDEMNIFICATION

Section 9.1     NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by reputable air courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or email as a PDF, addressed as set forth below or to such other address as the Party shall have specified most recently by written notice given in accordance herewith. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by email at the address designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service or on the fifth business day after deposited in the mail, in each case, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to the Company:

C2 Blockchain Inc.

_______________________

Attention: _______________

Telephone: ______________

E-mail: info______________

With a mandatory copy (which shall not constitute notice) to:

Redacted

Either party hereto may from time to time change its address or email for notices under this Section 9.1 by giving at least ten (10) calendar days’ prior written notice of such changed address to the other party hereto.

Section 9.2     INDEMNIFICATION. Each Party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other Party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 9.3     METHOD OF ASSERTING INDEMNIFICATION CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.2 shall be asserted and resolved as follows:

(a)	In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 9.2 is asserted against or sought to be collected from such Indemnified Party by a Person other than a party hereto or an affiliate thereof (a “Third-Party Claim”), the Indemnified Party shall deliver a written notification, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third-Party Claim and for the Indemnified Party’s claim for indemnification that is being asserted under any provision of Section 9.2 against an Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third-Party Claim (a “Claim Notice”) with reasonable promptness to the Indemnifying Party. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third-Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third-Party Claim to the extent that the Indemnifying Party’s ability to defend has been prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the period ending thirty (30) calendar days following receipt by the Indemnifying Party of either a Claim Notice or an Indemnity Notice (as defined below) (the “Dispute Period”) whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party under Section 9.2 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third-Party Claim.

(i)                  If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third-Party Claim pursuant to this Section 9.3(a), then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third-Party Claim by all appropriate proceedings, which proceedings shall be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of any settlement that provides for any relief other than the payment of monetary damages or that provides for the payment of monetary damages as to which the Indemnified Party shall not be indemnified in full pursuant to Section 9.2). The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party’s delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided, further, that, if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third-Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third-Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party shall bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third-Party Claim at any time if it irrevocably waives its right to indemnity under Section 9.2 with respect to such Third-Party Claim.

(ii)                If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third-Party Claim pursuant to Section 9.3(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third-Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third-Party Claim by all appropriate proceedings, which proceedings shall be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party(with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third-Party Claim which the Indemnified Party is contesting. Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnifying Party disputes its liability or the amount of its liability hereunder to the Indemnified Party with respect to such Third-Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party’s defense pursuant to this clause (ii) or of the Indemnifying Party’s participation therein at the Indemnified Party’s request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation.

(iii)              If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability or the amount of its liability to the Indemnified Party with respect to the Third-Party Claim under Section 9.2 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability or the amount of its liability to the Indemnified Party with respect to such Third-Party Claim, the amount of Damages specified in the Claim Notice shall be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that, if the dispute is not resolved within thirty (30) calendar days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.

(b)	In the event any Indemnified Party should have a claim under Section 9.2 against the Indemnifying Party that does not involve a Third-Party Claim, the Indemnified Party shall deliver a written notification of a claim for indemnity under Section 9.2 specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim (an “Indemnity Notice”) with reasonable promptness to the Indemnifying Party. The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party’s rights hereunder except to the extent that the Indemnifying Party demonstrates that it has been irreparably prejudiced thereby. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the amount of the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim or the amount of the claim described in such Indemnity Notice, the amount of Damages specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability or the amount of its liability with respect to such claim, the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute; provided, however, that, if the dispute is not resolved within thirty (30) calendar days after the Claim Notice, the Indemnifying Party shall be entitled to institute such legal action as it deems appropriate.
(c)	The Indemnifying Party agrees to pay the Indemnified Party, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.
(d)	The indemnity provisions contained herein shall be in addition to (i) any cause of action or similar rights of the Indemnified Party against the Indemnifying Party or others, and (ii) any liabilities the Indemnifying Party may be subject to.

ARTICLE X
MISCELLANEOUS

Section 10.1 GOVERNING LAW; JURISDICTION. All questions concerning the construction, validity, enforcement, and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement, and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees, or agents) shall be commenced in the state and federal courts sitting in the City of Wilmington (the “Delaware Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Delaware Courts, or such Delaware Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it hereunder and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

Section 10.2 JURY TRIAL WAIVER. To the maximum extent permitted by law, the Company and the Investor hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with the Transaction Documents.

Section 10.3 ISSUANCE OF SHARES OF COMMON STOCK. As an additional inducement to the Investor entering into this Agreement, the Company shall, as of the date of this Agreement and for no additional consideration, issue to the Investor an aggregate of five million (5,000,000) shares of Common Stock (the “Commitment Shares”), which shares, upon their issuance shall be duly authorized, fully paid, and non-assessable. Instead of a delivery of the certificate required to be delivered under this Section 10(3), the Company shall cause its transfer agent to record such shares in electronic book entry format on its books and records and provide a statement to the Investor documenting such notation. Notwithstanding the above, if a certificate is delivered in respect thereof, until the shares of Common Stock represented thereby are eligible to be sold under Rule 144 without the need for current public information, such certificate shall bear a restrictive legend in the following form:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Notwithstanding the foregoing, commencing on such date that the Commitment Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request from the Investor and at the expense of the Company, shall obtain a legal opinion to allow for such sales under Rule 144. The Commitment Shares will be included in the Registration Statement and will become unrestricted securities upon its effectiveness provided that that are resold in a manner set forth in the Registration Statement, which remains effective as of such proposed sale date.

Further, in the event that the Company files a registration statement with the SEC for the registration of any of the Company’s securities (other than on a Form S-4, Form S-8, or any successor form thereto) while the Investor owns, beneficially or of record, any Commitment Shares, the Company shall include therein all of such shares.

Section 10.4 ASSIGNMENT. The Transaction Documents shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other Person.

Section 10.5 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the Company and the Investor and their respective successors, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as set forth in Section 9.3.

Section 10.6 TERMINATION. The Company may terminate this Agreement at any time by written notice to the Investor in the event of a material breach of this Agreement by the Investor. In addition, this Agreement shall automatically terminate on the earlier of (i) the end of the Commitment Period; (ii) the date that the Company sells and the Investor purchases the Commitment Amount; (iii) the date on which the Registration Statement is no longer effective, so long as such lack of effectiveness is not caused by a breach by the Company of its obligations hereunder, or (iv) the date that, pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company (if such involuntary proceedings are not dismissed within sixty (60) calendar days of such filing), a Custodian is appointed for the Company or for all or substantially all of its property or the Company makes a general assignment for the benefit of its creditors; provided, however, that the provisions of Articles III, IV, V, VI, and IX shall survive the termination of this Agreement.

Section 10.7 ENTIRE AGREEMENT. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Company and the Investor with respect to the matters covered herein and therein and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

Section 10.8 FEES AND EXPENSES. Except as expressly set forth in the Transaction Documents or any other writing to the contrary, each Party shall pay the fees and expenses of its advisers, counsel, accountants, and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery, and performance of this Agreement stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Investor.

Section 10.9 COUNTERPARTS. The Transaction Documents may be executed in multiple counterparts, each of which may be executed by less than all of the Parties and shall be deemed to be an original instrument which shall be enforceable against the Parties actually executing such counterparts and all of which together shall constitute one and the same instrument. The Transaction Documents may be delivered to the other parties hereto by email of a copy of the Transaction Documents bearing the signature of the parties so delivering this Agreement.

Section 10.10 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any Party.

Section 10.11 FURTHER ASSURANCES. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments, and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 10.12 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

Section 10.13 EQUITABLE RELIEF. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 10.14 TITLE AND SUBTITLES. The titles and subtitles used in this Agreement are used for the convenience of reference and are not to be considered in construing or interpreting this Agreement.

Section 10.15 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended or waived by the Parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both Parties hereto and (ii) no provision of this Agreement may be waived other than in a written instrument signed by the Party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power, or privilege.

Section 10.16 PUBLICITY. The Company and the Investor shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and no Party shall issue any such press release or otherwise make any such public statement, other than as required by law, without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing Party shall provide the other Party with prior notice of such public statement. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Investor without the prior written consent of the Investor, except to the extent required by law. The Investor acknowledges that the Transaction Documents may be deemed to be “material contracts,” as that term is defined by Item 601(b)(10) of Regulation S-K, and that the Company may therefore be required to file such documents as exhibits to reports or registration statements filed under the Securities Act or the Exchange Act. The Investor further agrees that the status of such documents and materials as material contracts shall be determined solely by the Company, in consultation with its counsel.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

C2 BLOCKCHAIN, INC.

By: ____________

Name:      ______________

Title:        _______________

COVENTRY ENTERPRISES, LLC

By: _____________

Name:      _____________

Title:       ______________

[Signature Page to Common Stock Purchase Agreement]

DISCLOSURE SCHEDULES TO
EQUITY PURCHASE AGREEMENT

Schedule 4.3 – Capitalization

Schedule 4.4 – SEC Documents

Schedule 4.8 – Litigation

Schedule 4.9 – Registration Rights

EXHIBIT A

FORM OF DRAWDOWN NOTICE

TO: COVENTRY ENTERPRISES, LLC

We refer to the Common Stock Purchase Agreement, dated as of July 22, 2025 (the “Agreement”), entered into by and between C2 BLOCKCHAIN, INC. and you. Capitalized terms defined in this Agreement shall, unless otherwise defined herein, have the same meaning when used herein.

We hereby:

1) Give you notice that we require you to purchase __________ Drawdown Notice Shares; and

2) Certify that, as of the date hereof, the conditions set forth in Section 7.2 of the Agreement are satisfied.

C2 BLOCKCHAIN, INC.

By: ____________________________

Name:       Levi Jacobson

Title:       Chief Executive Office